                                                                    Exhibit 10.1


                             FAI INSURANCES LIMITED
                               (ACN 004 304 545)



                         FAI HOME SECURITY PTY LIMITED
                               (ACN 050 064 214)



                              SHARE SALE AGREEMENT
                             relating to shares in
                      FAI Finance Corporation Pty Limited
                               (ACN 053 262 561)



                                 MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                                SYDNEY NSW 2000
                                 DX 117 SYDNEY
                            Telephone (02) 9210 4444
                            Facsimile (02) 9235 2711
                                 MAP: 10664498

                               TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION                                    1
     1.1     Definitions                                             1
     1.2     Interpretation                                          4

2. CONDITIONS                                                        5
     2.1     Conditions                                              5
     2.2     Waiver of Conditions                                    5
     2.3     Conduct of the parties                                  6
     2.4     Failure of Condition                                    6

3. SALE AND PURCHASE                                                 6
     3.1     Agreement to sell and purchase                          6
     3.2     Sale of Shares free from Encumbrance                    6
     3.3     Effective Date                                          6

4. PURCHASE PRICE                                                    7
     4.1     Purchase Price                                          7
     4.2     Payment of the Purchase Price                           7

5. VENDOR'S OBLIGATIONS PENDING COMPLETION                           7
     5.1     Vendor's obligations                                    7
     5.2     Purchaser's obligations                                 9

6. COMPLETION                                                        9
     6.1     Time and place                                          9
     6.2     Simultaneous actions at Completion                      9
     6.3     Obligations of the Vendor                               9
     6.4     Obligations of the Purchaser                           10
     6.5     Purchaser's rights                                     10
     6.6     Vendor's rights                                        10
     6.7     Conduct until the Shares are registered                10

7. WARRANTIES BY THE VENDOR                                         11
     7.1     Warranties                                             11
     7.2     Application of the Warranties                          11
     7.3     Qualification                                          11
     7.4     Exclusions                                             11
     7.5     Indemnity limitations                                  12
     7.6     Indemnity                                              12
     7.7     Financial limits on claims                             12
     7.8     Maximum aggregate liability for claims                 12
     7.9     Notice of potential claim                              12

     7.10    Notice of claim                                        13
     7.11    Rights of the Vendor                                   13
     7.12    Notification of credit by the Purchaser                13
     7.13    Effect of payment                                      13
     7.14    Survival                                               13

8.  WARRANTIES BY THE PURCHASER                                     14
     8.1     Warranties                                             14
     8.2     Application of Representations by the Purchaser        14

9.  CONFIDENTIALITY AND PUBLICITY                                   14
     9.1     Confidentiality                                        14
     9.2     Confidential Information                               15
     9.3     Announcements                                          15

10. TERMINATION                                                     16
     10.1    Default                                                16
     10.2    After termination                                      16
     10.3    Survival                                               16
     10.4    Accrued rights                                         16

11. ASSIGNMENT                                                      16

12. WAIVER                                                          17
     12.1    Waiver                                                 17
     12.2    Rights exercisable                                     17

13. NOTICES                                                         17
     13.1    Service of notices                                     17
     13.2    Deemed receipt                                         18
     13.3    Execution                                              18
     13.4    Other modes of service permitted                       18
     13.5    Interpretation                                         18

14. GOVERNING LAW AND JURISDICTION                                  18

15. GENERAL                                                         19
     15.1    Duration of provisions                                 19
     15.2    Costs                                                  19

16. ADJUSTMENT TO PURCHASE PRICE                                    19

SCHEDULE 1 PART 1 - DETAILS OF THE COMPANY                           21
     PART 2 - DETAILS OF SUBSIDIARY                                 22

SCHEDULE 2 - CONDITIONS                                   23

SCHEDULE 3 - DIRECTORS AND SECRETARIES TO BE APPOINTED    24

SCHEDULE 4 - WARRANTIES                                   25

SCHEDULE 5 - INTELLECTUAL PROPERTY RIGHTS                 34

SCHEDULE 6 - PROPERTY                                     35

                             SHARE SALE AGREEMENT


AGREEMENT dated                           1997


BETWEEN     FAI INSURANCES LIMITED  (ACN 004 304 545) of 333 Kent Street,
   Sydney, New South Wales 2000 ('Vendor'),

AND         FAI HOME SECURITY PTY LIMITED (ACN 050 064 214) of 7/77 Pacific
   Highway, North Sydney, New South Wales 2000 ('Purchaser')


RECITALS

A. The Company has an issued share capital of $50 002 divided into 50 002 fully paid shares of $1.00 each.

B. All of the issued share capital is legally and beneficially owned by the Vendor.

C.    Subject to and on the terms and conditions contained in this agreement:

   (i)the Vendor has agreed to sell 50% of its shares ('Shares') to the Purchaser; and

   (ii)    the Purchaser has agreed to purchase the Shares from the Vendor.


AGREEMENT

 1.   DEFINITIONS AND INTERPRETATION

 1.1  Definitions

      In this agreement, unless the contrary intention appears:

      'Accounting Standards' means the Australian Accounting Standards from time to time, but if and to the extent that any matter is not covered by Australian Accounting Standards means generally accepted accounting principles applied from time to time in Australia for a company similar to the Company;

      'Accounts' means the audited consolidated balance sheet of the Company and the Subsidiary as at the Accounts Date and the audited consolidated profit and loss statement of the Company and the Subsidiary for the financial year ended on the Accounts Date together with the notes to, and the reports of the directors in respect of, those accounts;

      'Accounts Date' means 30 June 1997;

      'Articles' means the articles of association of the Company;

      'Associate' has the meaning given to that term by sections 10 to 17 of the Corporations Law;

      'ASX' means Australian Stock Exchange Limited;

      'Business' means the businesses carried on by the Group, including the business of the provision of consumer finance products;

      'Business Day' means the day on which Banks (as defined in the Banking Act 1959 (Cth)) are open for general banking business in New South Wales, excluding Saturdays and Sundays;

      'Claim' includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this agreement;

      'Company' means FAI Finance Corporation Pty Limited ACN 053 262 561 and in
      Schedule 4 (Warranties) has the meaning given in paragraph 7.2(c);

      'Completion' means completion of the sale and purchase of the Shares in accordance with clause 6 (Completion);

      'Completion Date' means the date on which Completion takes place;

      'Conditions' means the conditions precedent set out in Schedule 2 (Conditions);

      'Confidential Information' means the following, regardless of its form or medium and whether or not it comes into existence before, on or after the date of this agreement:

      (a) all information of or used by any Group Company or the Business, relating to their transactions, operations and affairs including, without limitation, all past, current and prospective financial, accounting, marketing, trading, technical and business information, trade secrets, know-how, technology and operating procedures, customer and supplier lists, data bases, source codes, methodologies, manuals, artwork and advertising manuals;

      (b) all other information treated by any Group Company as confidential;

      (c) all notes, reports and other records based on, incorporating or derived from information referred to in paragraphs (a) or (b); and

      (d) all copies of the information, notes, reports and records referred to in paragraphs (a), (b) or (c),

      that is not public knowledge (otherwise than as a result of a breach of a confidentiality obligation of a party);

      'Deferred Payment Rate' means 7.75% per annum.

      'deliver' includes cause the delivery of;

      'Effective Date' means 31 December 1997;

      'Encumbrance' includes mortgage, charge, lien, restriction against transfer, encumbrance and other third party interest;

      'Floating Charge' means the fixed and floating charge created by instrument dated 28 June 1996 granted by the Company to Westpac over the assets and undertaking of the Company;

      'Group' means the Company and the Subsidiary;

      'Group Company' means any one of the Company and the Subsidiary;

      'Intellectual Property Rights' means all intellectual property and proprietary rights (whether registered or unregistered) including, without limitation:

      (a)     business names;

      (b)     trade or service marks;

      (c) any right to have information (including, without limitation, Confidential Information) kept confidential; and

      (d) patents, patent applications, drawings, discoveries, inventions, improvements, trade secrets, technical data, formulae, computer programs, data bases, know-how, logos, designs, design rights, copyright and similar industrial or intellectual property rights;

      'Leasehold Property' means the real property (if any) listed in part 2 of
      Schedule 6 (Property);

      'Liabilities' includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever description;

      'Material Adverse Effect' means a material adverse effect on:

            (a)the Business; or

            (b)the assets, profitability or financial condition of the Group;

      'Money Owing' means the amount determined for any day by the Vendor to be the aggregate of the Purchase Price Balance and any other amounts owing by the Purchaser under this agreement on that day.

      'pay' includes cause the payment of;

      'Property' means the real property (whether leasehold or freehold) listed in Schedule 6;

      'Property Lease' means the lease of the Leasehold Property described in part 2 of Schedule 6 (Property);

      'Purchase Price' means the sum specified in clause 4 (Purchase Price);

      'Purchase Price Balance' means the Purchase Price less the aggregate of all payments of principal made by the Purchaser under clause 4 in reduction of the Purchase Price.

      'Records' means all original and copy records, documents, books, files, reports, accounts, plans, correspondence, letters and papers of every description and other material regardless of their form or medium and whether coming into existence before, on or after the date of this agreement, belonging or relating to or used by any Group Company including (without limitation) certificates of incorporation, minute books, statutory books and registers, books of account, taxation returns, title deeds and other documents of title, customer lists, price lists, computer programs and software, and trading and financial records;

      'Related Body Corporate' has the meaning given to that term by sections 9 and 50 of the Corporations Law;

      'sell' includes cause the sale of;

      'Shareholders Agreement' means an agreement between the Vendor and the Purchaser substantially in the form of Annexure A;

      'Shares' means 25 001 of the shares in the issued capital of the Company;

      'Subsidiary' means the subsidiary of the Company listed in part 2 (Details of Subsidiary) of Schedule 1;

      'Target Date' means 21 January 1998 or a later date agreed by the Vendor and the Purchaser in writing;

      'Trade Mark Licence Agreement' means a non-exclusive licence to be entered into between FAI Insurances Limited and the Company substantially in the form set out in Annexure B to this agreement.

      'transfer' includes cause the transfer of;

      'Warranties' means each of the representations and warranties given under clause 7.1 (Warranties) and set out in Schedule 4 (Warranties); and

      'Westpac' means Westpac Banking Corporation ARBN 007 457 141.

1.2   Interpretation

      In this agreement, unless the contrary intention appears:

      (a) headings are for ease of reference only and do not affect the meaning of this agreement;

      (b)      the singular includes the plural and vice versa;

      (c) other grammatical forms of defined words or expressions have corresponding meanings;

      (d) a reference to a clause, paragraph, schedule, annexure or attachment is a reference to a clause or paragraph of or schedule, annexure or attachment to this agreement and a reference to this agreement includes its schedules, annexures and attachments;

      (e) a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

      (f) a reference to 'A$', '$A', 'dollar' or '$' is a reference to Australian currency;

      (g) a reference to a specific time for the performance of an obligation is a reference to that time in Sydney, New South Wales, Australia even if the obligation is to be performed elsewhere;

      (h) a reference to a party includes a reference to the party's executors, administrators, successors, substitutes and assigns;

      (i) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies, and vice versa;

      (j) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901
            (Cth) or the equivalent State legislation, as applicable;

      (k) a reference to writing includes typewriting, printing, lithography, photography and any other method of representing or reproducing words, figures or symbols in a permanent and visible form; and

      (l) if a day for the payment under this agreement falls on a day which is not a Business Day, payment is due on the immediately preceding Business Day.


 2.   CONDITIONS

 2.1  Conditions

      The provisions of clauses 3 (Sale and purchase), 4 (Purchase Price) and 6 (Completion) have no effect and the sale of the Shares by the Vendor to the Purchaser as contemplated by this agreement shall not occur unless and until all of the Conditions are fulfilled.


 2.2  Waiver of Conditions

      A Condition may not be waived except by a waiver in writing signed by each party entitled to the benefit of that Condition (as set out in Schedule 2 (Conditions)) and will be effective only to the extent specifically set out in that waiver.


 2.3  Conduct of the parties

      Each party must use all reasonable efforts within its own capacity to ensure that each Condition is fulfilled before the Target Date.


 2.4  Failure of Condition

      Either the Vendor or the Purchaser may terminate this agreement by giving notice in writing to the other parties at any time before Completion if:

      (a)   a Condition is incapable of fulfilment;

      (b) events or circumstances make it improbable (in the reasonable opinion of the Vendor) that a Condition can be fulfilled;

      (c) each Condition is not satisfied, or waived by each party entitled to the benefit of that Condition, before 5pm on the Business Day immediately preceding the Target Date; or

      (d) a Condition having been fulfilled, that Condition does not remain fulfilled in all respects at all times before Completion.


 3.   SALE AND PURCHASE

 3.1  Agreement to sell and purchase

      On and subject to the terms and conditions of this agreement:

      (a) the Vendor as beneficial owner agrees to sell the Shares to the Purchaser; and

      (b)   the Purchaser agrees to purchase the Shares from the Vendor.


 3.2  Sale of Shares free from Encumbrance

      The Vendor must transfer the Shares at Completion:

      (a)   free from Encumbrance; and

      (b) together with all rights, including dividend and voting rights, attached or accrued to them on or after the date of this agreement.


 3.3  Effective Date

      Notwithstanding whether Completion occurs before or after the Effective Date, Completion will be taken to have occurred on the Effective Date.


 4.   PURCHASE PRICE

 4.1  Purchase Price

      The purchase price payable by the Purchaser to the Vendor for the Shares is $10,750,000.

 4.2  Payment of the Purchase Price

      The Purchaser must pay (or cause to be paid) the Purchase Price as follows:

      (a)   by payment of the amount of $2,500,000 on Completion; and

      (b) by payment of the balance of the Purchase Price of $8,250,000 in the amounts set out in column 2 on the dates set out in column 1 of the table below:

                 Column 1 -                                    Column 2 -
                 Payment Dates                                 Payment Amounts
                 ---------------------------------------------------------------
                 The first anniversary of the date of this     $1,000,000
                 agreement
                 On each of the second, third and fourth       $2,000,000
                 anniversary of the date of this agreement
                 ---------------------------------------------------------------
                 On each date that the Purchaser or a          Up to 40% of the
                 Related Body Corporate receives funds from    proceeds received
                 any issue of debt or equity instruments       from the issue or
                 (of whatever type or nature) to the public    raising
                 or effects any capital raising
                 ---------------------------------------------------------------
                 On the Business Day after the Vendor has      The Money Owing
                 notified the Purchaser that an 'Event of      at that day
                 Default' under the Receivables Purchase
                 Agreement between the Company, Westpac
                 and FAI General Insurance Limited dated
                 28 June 1996 (as amended) has occurred
                 and is subsisting
                 ---------------------------------------------------------------
                 The fifth anniversary of the date of this     The Money Owing
                 agreement                                     on that day

      (c) In consideration of the Vendor agreeing to the deferment of the payment of the Purchase Price, interest will accrue daily on the Purchase Price Balance at the Deferred Payment Rate. Interest is calculated on the basis of a 365 day year and is payable monthly in arrears on the last Business Day of each month until the Money Owing has been fully repaid.


 5.   VENDOR'S OBLIGATIONS PENDING COMPLETION

 5.1  Vendor's obligations

      Until Completion the Vendor:

      (a) must ensure that the Business is carried on in all respects in the ordinary and usual course and in the same manner as before the date of this agreement and (in particular but without limitation) must ensure that each Group Company does not, except as expressly provided in this agreement or with the prior written consent of the Purchaser:

            (i) declare, make or pay any distribution of its profits or assets by way of declaration or payment of dividend or otherwise;

            (ii) lend any money outside the ordinary course of business, and in particular (but without limitation) not lend money to the Vendor, its officers or employees;

            (iii) transfer or otherwise dispose of or agree to transfer or dispose of the Business or any part of it;

            (iv) make a material change in the nature of, or cease carrying on, the Business or any part of it;

            (v) sell or otherwise dispose of any material asset of any Group Company;

            (vi) enter into any material, unusual or abnormal agreement or commitment, or any other agreement or commitment outside the ordinary course of business; or

            (vii) borrow money, or draw on any credit lines, other than under existing credit facilities and then only if the credit limit as at the date of this agreement is not increased;

      (b) must ensure that the Purchaser, its employees, agents and representatives are provided with, subject to clause 5.2 (Purchaser's obligations), such access to the Property and the Records as the Purchaser reasonably requires at all reasonable times before Completion to enable the Purchaser to become familiar with the Business and the affairs of the Group, to investigate the accuracy of the Warranties and to conduct due diligence investigations reasonably required by the Purchaser;

      (c) must ensure that for any of the purposes described in paragraph (b) the Purchaser is permitted to make copies of material examined, consult with the Managing Director of the Company and (but only with the prior consent of the Vendor), consult with employees of any Group Company;

      (d) must (and must use their best endeavours to ensure that the officers and employees of each Group Company) cooperate with and provide any assistance to the Purchaser reasonably necessary for the exercise of any of the Purchaser's rights under this clause 5.1; and

      (e) must ensure that the Purchaser is informed of, and consulted about, any matter which materially affects the Business.


 5.2  Purchaser's obligations

      The Purchaser must ensure that the exercise of any of its rights under clause 5.1 (Vendor's obligations) and (in particular but without limitation) any due diligence investigations conducted by it or on its behalf are exercised and conducted to avoid unreasonable disruption to the conduct of the Business and the activities and operations of any Group Company and its employees.


 6.   COMPLETION

 6.1  Time and place

      Completion will take place on the Completion Date at the offices of Minter Ellison, Lawyers, at 44 Martin Place, Sydney, New South Wales, or another place agreed by the parties.


 6.2  Simultaneous actions at Completion

      All actions at Completion will be treated as taking place simultaneously and no delivery or payment will be regarded as having been made until all deliveries and payments due to be made by Completion have been made.


 6.3  Obligations of the Vendor

      At or before Completion the Vendor must:

      (a) deliver to the Purchaser duly executed and completed transfers in favour of the Purchaser of the Shares in registrable form (except for the impression of stamp duty) together with the relevant share certificates;

      (b) produce to the Purchaser any power of attorney or other authority under which the transfers of the Shares are executed;

      (c) deliver to the Purchaser copies of the other consents and waivers obtained under Schedule 2 (Conditions);

      (d) cause the board of directors of the Company to resolve that the transfers of the Shares (subject only to the payment of stamp duty on the transfers) be approved and registered;

      (e) cause the persons named in Part 1 of Schedule 3 (Directors and secretaries to be appointed)(or any other persons notified in writing by the Purchaser to the Vendor before Completion) to be appointed as directors and secretary of the Company and the Subsidiary with effect from Completion and accept the resignation of Mr Alexander George William Keys; and

     (f) cause the resignation as directors and secretary of the Company and the Subsidiary with effect from Completion of each of those persons named in Schedule 1 against whose name it is indicated that the person is to resign.



6.4  Obligations of the Purchaser

     The Purchaser must at Completion pay in accordance with clause 4 (Purchase Price) that part of the Purchase Price payable on the Completion Date.

6.5  Purchaser's rights

     If any provision of clause 6.3 is not complied with in any respect on the date set for Completion the Purchaser may:

     (a)  waive compliance with that provision;

     (b) defer Completion to a date not more than five Business Days after the date set for Completion (and the provisions of this clause 6 (Completion), including this clause 6.5, apply to Completion as deferred);

     (c) proceed to Completion as far as practicable (without prejudice to any of its rights under this agreement); or

     (d) if non-compliance is not capable of remedy within a period of 10 Business Days and is material, terminate this agreement by notice in writing to the Vendor.

6.6  Vendor's rights

     The Vendor:

     (a) is entitled to retain after Completion copies of any Records necessary for it to comply with any applicable law (including, without limitation, any applicable Tax law) and to prepare Tax or other returns required of them by law; and

     (b) must not without the Purchaser's consent disclose any confidential information relating to the Group or the Purchaser contained in any copy Records retained under paragraph (a) (except as required by law or the Listing Rules of ASX ) until that confidential information becomes part of the public domain (otherwise than by breach of the Vendor of its obligations under this clause).

6.7  Conduct until the Shares are registered

     After Completion and until the Shares are registered in the name of the Purchaser, the Vendor must:

     (a)  convene and attend general meetings of the Company;

     (b)  vote at those meetings; and

     (c)  take as registered holder of the Shares all action,

     as lawfully required by the Purchaser by written notice to the Vendor, but nothing in this clause requires the Vendor to take any action which either would or may in the Vendor's reasonable opinion cause it loss or detriment (including without limitation loss or reduction of any Taxation concession or deduction), or could be done by the Purchaser after the transfer of the Shares is registered.

7.   WARRANTIES BY THE VENDOR

7.1  Warranties

     The Vendor represents and warrants to the Purchaser that each of the Warranties is true and accurate at the date of this agreement and will be true and accurate on each day up to and including the Completion Date.

7.2  Application of the Warranties

     Each of the Warranties:

     (a) remains in full force and effect after Completion until that day being the third anniversary date after the Completion Date;

     (b) is separate and independent and is not limited by reference to any other Warranty; and

     (c) applies in relation to the Company and also, except where expressly otherwise provided, separately in relation to each Group Company as if each reference in Schedule 4 (Warranties) to the 'Company' is a reference to that Group Company.

7.3  Qualification

     The Warranties are given subject to and are qualified by:

     (a)  those matters disclosed in this agreement;

     (b) any other written information relating to any Group Company which has been made available to the Purchaser by the Vendor before the date of this agreement; and

     (c) any information available on public registers maintained by any relevant Governmental Authority.

7.4  Exclusions

     The Purchaser agrees with the Vendor that:

     (a) the only representations and warranties upon which the Purchaser has relied in entering into this agreement are those set out in Schedule 4 (Warranties);

     (b) to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by the Vendor, any Group Company or their respective employees, agents or representatives in connection with any matters relevant to or connected with this agreement and the transaction of sale and purchase contemplated by this agreement are expressly excluded, have no force or effect and have not been relied on by the Purchaser; and

     (c) the only person entitled to make a claim for breach of Warranty under this agreement is the Purchaser and then only strictly in accordance with and subject to the provisions of this clause 7 (Warranties by the Vendor).

7.5  Indemnity limitations

     Despite any other provision of this agreement, the Vendor has no liability, to the extent that:

     (a) the subject matter of any claim is provided for in the Accounts or the Completion Accounts; or

     (b) any amount the subject of a claim is recovered under an insurance policy in favour of any Group Company.

7.6  Indemnity

     Subject to the provisions of this clause 7 (Warranties by the Vendor) (including, without limitation, clauses 7.6 (Indemnity limitations), 7.7 (Financial limits on claims) and 7.8 (Maximum aggregate liability for claims)), the Vendor indemnifies the Purchaser:

     (a) from all Liabilities which the Purchaser suffers or incurs by any of the Warranties being untrue or inaccurate; and

     (b) from all Claims made by any third party in relation to a matter which constitutes, or in circumstances that constitute, a breach of any of the Warranties.

7.7  Financial limits on claims

     The Purchaser may not make a claim against the Vendor for a breach of any Warranty unless and until the aggregate of all claims for breach of Warranties under this agreement exceeds or has already exceeded $100,000.

7.8  Maximum aggregate liability for claims

     The maximum liability of the Vendor (including legal costs and expenses incurred in defending a claim from a third party), as a result of claims for breach of Warranties under this agreement is limited to an amount equal to the Purchase Price.

7.9  Notice of potential claim

     If the Purchaser receives notice or otherwise becomes aware of any act, matter or thing which is a claim under this clause 7 (Warranties by the Vendor), it must notify the Vendor of that fact, together with all available details, within 20 Business Days after it has first come to the Purchaser's attention.

7.10 Notice of claim

     Any claim made by the Purchaser under this clause 7 (Warranties by the Vendor) must be by notice in writing to the Vendor setting out the act, matter or thing relied upon as giving rise to the claim, the Warranty the subject of the claim and all relevant details of the claim.

7.11 Rights of the Vendor

     The Vendor is in respect of an act, matter or thing notified by the Purchaser under clause 7.9 (Notice of potential claim) or 7.10 (Notice of claim), entitled to defend or institute any legal or other proceedings, conducted in the name of the Company and under the management and control of the Vendor but with:

     (a) reasonable consultation with the Purchaser; and

     (b) legal representation approved by the Purchaser (which approval must not be unreasonably withheld or delayed).

7.12 Notification of credit by the Purchaser

     If any payment in respect of a claim under the Warranties is made to the Purchaser by or on behalf of the Vendor and after the payment is made the Purchaser receives any benefit or credit by reason of the matters to which the claim relates, then the Purchaser:

     (a)  must immediately notify the Vendor of the benefit or credit; and

     (b) pay to the Vendor an amount equal to that paid to the Purchaser by or on behalf of the Vendor or (if less) the amount of the benefit or credit received by the Purchaser,

     and the Purchaser's payment will be treated as a credit against the Vendor's maximum aggregate liability under clause 7.8 (Maximum aggregate liability for claims).

7.13 Effect of payment

     A payment to the Purchaser under this clause 7 (Warranties by the Vendor) is to be treated as a pro rata reduction in the purchase price for each Share.

7.14 Survival

     The provisions of this clause 7 (Warranties by the Vendor) remain in full force and effect after Completion.

8.   WARRANTIES BY THE PURCHASER

8.1  Warranties

     The Purchaser represents and warrants to the Vendor that each of the following statements is true and accurate at the date of this agreement and will be true and accurate on each day up to and including the Completion
     Date:

     (a)  it is validly existing under the laws of its place of incorporation;

     (b) it has the power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

     (c) it has taken all necessary action to authorise its entry into and performance of this agreement and to carry out the transactions contemplated by this agreement;

      (d) its obligations under this agreement are valid and binding and enforceable against it in accordance with their terms; and

      (e) neither it nor any party related to it has taken any action under which any person is or may be entitled to a commission, brokerage or finder's fee in connection with the sale and purchase of the Shares.

 8.2     Application of Representations by the Purchaser

      Each of the representations by the Purchaser under clause 8.1 (Warranties) remains in full force and effect on and after Completion.


 9.      CONFIDENTIALITY AND PUBLICITY

 9.1     Confidentiality

      The Purchaser:

      (a) must keep confidential any confidential information of the Vendor and all Confidential Information disclosed to the Purchaser by or on behalf of the Vendor, or of which the Purchaser becomes aware (whether before or after the date of this agreement), except information which is public knowledge otherwise than as a result of a breach of confidentiality by the Purchaser or any of its permitted disclosees; and

      (b) may disclose any confidential information in respect of which the Purchaser has an obligation of confidentiality under paragraph (a) only:

            (i) to those of the Purchaser's officers or employees or financial, legal or other advisers who:


                  (A) have a need to know for the purposes of this agreement for the provision of advice to the Purchaser in connection with this agreement or the transactions contemplated by it (and then only to the extent that they need to know); and

                  (B) undertakes to the Purchaser (and, where required by the Vendor, to the Vendor also) a corresponding obligation of confidentiality to that undertaken by the Purchaser under this clause 9.1;

            (ii)  if required to do so by law or the Listing Rules of ASX; or

            (iii) with the prior written approval of the Vendor.

 9.2    Confidential Information

      The provisions of paragraphs (a) and (b) of clause 9.1 (Confidentiality) apply:

      (a)         with respect to Confidential Information:

            (i)   until Completion; or

            (ii) until and for a period of three years after termination of this agreement,

            whichever in fact occurs; and

      (b) with respect to any other confidential information of the Vendor, until that information is public knowledge (otherwise than as a result of a breach of confidentiality by the Purchaser or any of its permitted disclosees).

 9.3    Announcements

      A party must not make or authorise a press release, announcement or other public statement or communication of any kind relating to the negotiations of the parties or the subject matter or provisions of this agreement ('Announcement') unless:

      (a) it is required to be made by law or the Listing Rules of ASX or the American Exchange and before it is made that party has:

            (i)   notified the Purchaser and the Vendor; and

            (ii) given the Purchaser and the Vendor a reasonable opportunity to comment on the contents of, and the requirement for, the Announcement; or

      (b)   it has the prior written approval of the Purchaser and the Vendor.



 10.    TERMINATION

 10.1   Default

      If the Vendor on the one hand or the Purchaser on the other hand ('Defaulting Party') defaults in the performance of any of its obligations under this agreement and the default:

      (a)   is not capable of being remedied; or

      (b) if capable of being remedied, is not remedied within three Business Days after notice requiring it to be remedied is given to the Defaulting Party by the party not in default,

      the party not in default may immediately terminate this agreement by giving notice in writing to all of the other parties.

 10.2   After termination

      On termination of this agreement for any reason each party must stop, and must cause its permitted disclosees to stop, using confidential information of another party and, at the other party's option:

      (a)   return to the other party;

      (b) destroy and certify in writing to the other party the destruction of; or

      (c) destroy and permit a representative of the other party to witness the destruction of,

      all confidential information in its possession or control.

 10.3   Survival

      Clause 9 (Confidentiality and publicity), this clause 10 (Termination) and any provision of this agreement which is expressed to survive termination continue to apply after termination of this agreement.

 10.4   Accrued rights

      Termination of this agreement does not affect any accrued rights or remedies of a party.


 11.    ASSIGNMENT

      A party may not assign any of its rights under this agreement.


 12.    WAIVER

 12.1   Waiver

      A provision of or right under this agreement may not be waived except by a waiver in writing signed by the party granting the waiver, and will be effective only to the extent specifically set out in that waiver.

 12.2   Rights exercisable

      The failure of a party at any time to require performance of any obligation under this agreement is not a waiver of that party's right:

      (a) to insist on performance of, or claim damages for breach of, that obligation unless that party acknowledges in writing that the failure is a waiver; and

      (b) at any other time to require performance of that or any other obligation under this agreement.


 13.    NOTICES

 13.1   Service of notices

      A party giving or serving notice or notifying under this agreement must do so in writing:

      (a) directed to the recipient's address specified in this clause, as varied by any notice; and

      (b)   hand delivered or sent by prepaid post or facsimile to that address.

      The parties' addresses and facsimile numbers are:

      Vendor:  FAI Insurances Limited

      Attention:  Chris MacDonnell

      Address:    333 Kent Street, Sydney, NSW 2000

      Facsimile No:  9274-9900

      Purchaser:     FAI Home Security Pty Limited

      Attention:     Mark Whitaker

      Address:       Level 7, 77 Pacific Highway,
                       North Sydney, NSW

      Facsimile No:       9936 2355

      or such other address as a party may by notice in writing give to the other from time to time.

 13.2   Deemed receipt

      A notice given in accordance with clause 13.1 (Service of notices) is taken to be received:

      (a)   if hand delivered, on delivery;

      (b) if sent by prepaid post, two Business Days after the date of posting; or

      (c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within one Business Day after the transmission, the recipient informs the sender that it has not received the entire notice.

 13.3   Execution

      A notice given in accordance with clause 13.1 (Service of notices) is sufficiently signed for or on behalf of a party if:

      (a) in the case of a company, it is signed by a director, secretary or other officer of the company; or

      (b)   in the case of an individual, it is signed by that party.


 13.4   Other modes of service permitted

      The provisions of this clause 13 (Notices) are in addition to any other mode of service permitted by law.

 13.5   Interpretation

      In this clause 'notice' includes a demand, request, consent, approval, offer and any other instrument or communication made, required or authorised to be given under this agreement.

 14.    GOVERNING LAW AND JURISDICTION

      This agreement is governed by the law applicable in New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.


 15.    GENERAL

 15.1   Duration of provisions

      On Completion, the provisions of this agreement will not merge and, to the extent that any provision has not been fulfilled, will remain in force.

 15.2   Costs

      Each party must bear its own costs of negotiating, preparing and executing this agreement.


 16.    ADJUSTMENT TO PURCHASE PRICE

      If by reason of any failure:

      (a) of any transaction document of the Company to comply with any law, any amount or amounts which, but for that non-compliance, would have been recoverable by the Company cannot be recovered; or

      (b) to carry out or to carry out properly all or any procedures required to perfect the title of the Company to the debts stated to be owing to the Company in its balance sheet as at 31 December 1997, any amount or amounts shown on that balance sheet are not recoverable; or

      (c) by reason of the matters referred in paragraph (a) or (b), the Company is required to pay to any person either by way of damages, reimbursement of monies paid prior to the closing date or otherwise, then:

      (d) such amount or amounts shall not be treated as part of any bad debt provision;

      (e) 50% of the total of any such amount or amounts shall be paid by the Vendor to the Purchaser or, where there remains unpaid by the Purchaser to the Vendor at the relevant time any monies on account of the Purchase Price, the amount or amounts shall be set-off against the balance unpaid; and

      (f) the time of the deduction shall be the date when any amount or amounts referred to in this paragraph shall be determined to be not recoverable upon the basis of such non-compliance or procedural deficiency.

     EXECUTED as an agreement.

SIGNED for and on behalf of FAI               )   FAI Insurances Limited by its Attorney who
INSURANCES LIMITED by                         )   states that at the time of executing this instrument
being its duly constituted Attorney in the    )   the Attorney has not notice of the revocation of
presence of                                   )   the Power of Attorney dated
                                              )   1997 under the authority of which the Attorney
                                              )   has executed this agreement


----------------------------                      ----------------------------------
Signature of witness                              Attorney

----------------------------
Name of witness (print)


SIGNED for and on behalf of FAI HOME          )   FAI Home Security Pty Limited by its Attorney
SECURITY LIMITED by                           )   who states that at the time of executing this
being its duly constituted Attorney in the    )   instrument the Attorney has not notice of the
presence of                                   )   revocation of the Power of Attorney dated
                                              )   1997 under the authority of which the Attorney
                                              )   has executed this agreement


----------------------------                      ----------------------------------
Signature of witness                              Attorney

----------------------------
Name of witness (print)


                                  SCHEDULE 1

                                    PART 1

                            DETAILS OF THE COMPANY
                             (Warranties 2 and 3)


Name:                           FAI FINANCE CORPORATION PTY LIMITED

ACN:                            053 262 561

Registered office:              333 Kent Street, Sydney, New South Wales, 2000

Date of incorporation:          15 October 1991

Issued capital:                 $50 002 divided into 50 002 shares of $1.00 each,
                                held and beneficially owned by the Vendor

Directors:                      Alexander George William Keys
                                Timothy Maxwell Mainprize
                                Bradley David Cooper

Secretary:                      Robert Frederick Baulderstone

Charges:                        Registered fixed and floating charge ASC Charge
                                No.545834 dated 28 June 1996 and registered at 16:40 on 2 July
                                1996 in favour of Westpac over the assets and undertaking of the Company


                                    PART 2

                             DETAILS OF SUBSIDIARY
                           (Warranties 2, 3 and 26)

Name:                           FAI FINANCE CORPORATION (NZ) LIMITED

AK:                             808650

Registered office:              Level 15, Coopers and Lybrand Tower

Date of incorporation:          23 May 1996

Issued capital:                 100 shares held beneficially by FAI Finance
                                Corporation Pty Limited

Directors:                      Lewis George Christensen



Secretary:                      Andrew McKay

Charges:                        None registered


                                   SCHEDULE 2

                                   CONDITIONS
                            (clause 2 (Conditions))

Condition                                                           Party entitled to benefit
---------------------------------------------------------------------------------------------
1.  Pursuant to the Foreign Acquisitions and Takeovers Act          The Purchaser and the
    1975 (Cth) ('FATA') the Treasurer of the Commonwealth           Vendor
    of Australia consents to the transfer of the Shares
    contemplated by this agreement and if that consent is given subject to conditions or requirements, those conditions or requirements are acceptable to the Purchaser.

    For the purpose of this Condition 1, the Treasurer will be taken to have consented to the transfer of the Shares under this agreement if:

    (a) notice is issued under FATA stating that the Commonwealth Government does not object to the transfer of the Shares; or

    (b)  notice of the sale of the Shares is given to the
         Treasurer under FATA and the Treasurer is, by
         reason of lapse of time, not empowered to make an
         order under FATA in relation to the transfer of the
         Shares.
---------------------------------------------------------------------------------------------
2.  Westpac consents in writing to the transaction of sale and      The Vendor
    purchase of the Shares contemplated by this agreement.
---------------------------------------------------------------------------------------------
3.  The Purchaser has granted a fixed charge over the Shares        The Vendor
    in favour of the Vendor to secure the Purchase Price
    Balance.

4.  The Purchaser and the Vendor have entered into the
    Shareholders Agreement.
---------------------------------------------------------------------------------------------
5.  The Vendor and the Company have entered into the Trade          The Purchaser and the
    Mark Licence Agreement.                                         Vendor

---------------------------------------------------------------------------------------------
6.  The approval of Home Security International, Inc., the          The Purchaser
    holding company of the Purchaser, to the transaction of
    sale and purchase of shares contemplated by this
    agreement.
---------------------------------------------------------------------------------------------
7.  The approval of the transaction of sale and purchase of         The Purchaser.
    shares contemplated by this agreement by a majority of
    independent directors of Home Security International, Inc.
---------------------------------------------------------------------------------------------

                                  SCHEDULE 3

                   DIRECTORS AND SECRETARIES TO BE APPOINTED
                                (clause 6.3(e))



FAI CREDIT CORPORATION PTY LIMITED

Directors:  Terry Youngman and Rodney Adler


FAI FINANCE CORPORATION (NZ) LIMITED

Directors:  Bradley Cooper

                                  SCHEDULE 4

                                  WARRANTIES
                          (clause 1.1 (Definitions))


                     INDEX OF WARRANTIES IN THIS SCHEDULE

Definitions

1.  Vendor's authority to sell
2.  The Company
3.  Share capital
4.  Financial statements
5.  Liabilities
6.  No changes since Accounts Date
7.  Records
8.  Debts
9.  Taxation
10. Ownership of assets
11. Real property
12. Contracts
13. Compliance with applicable laws
14. Litigation
15. Superannuation and employee benefits
16. Employees
17. Conduct of business
18. Subsidiaries
19. Accuracy of disclosed information

DEFINITIONS

In this schedule, unless the contrary intention appears:

'Associate' has the meaning given to that term by sections 10 to 17 of the Corporations Law;

'Environmental Law' means a law relating to the environment, including without limitation in relation to land use, planning, pollution of air or water, soil or ground water contamination, chemicals, waste, use of dangerous or hazardous goods or to any other aspect of protection of the environment or person or property;

'Equipment Leases' means the Equipment Leases listed in Schedule 7 (Disclosures against warranties);

'Fund' means the FAI Staff Productivity Superannuation Fund;

'Governmental Authority' means any governmental, semi-governmental, municipal or statutory authority, instrumentality, organisation, body or delegate (including without limitation any town planning or development authority, public utility, environmental, building, health, safety or other body or authority) having jurisdiction, authority or power over or in respect of the Company, the Business or the Property;

'Intellectual Property Licences' means the licences granted to the Company listed in paragraph 2 of Schedule 5 (Intellectual Property Rights);

'law' includes any statute, legislation, law, regulation, by-law, scheme, determination, ordinance, rule or other statutory provision (whether Commonwealth, State or municipal);

'Licence' includes any statutory licence, consent, registration, approval, certificate, permit, authorisation, regulation, concession, permission, determination, condition or exception under any law or from any Governmental Authority;

'Owned Intellectual Property Rights' means all Intellectual Property Rights used by the Company in the course of and for the purposes of the Business, including (without limitation) the Intellectual Property Rights listed in Schedule 5 (Intellectual Property Rights) but excluding the Intellectual Property Licences;

'Plant and Equipment' means all plant, equipment (including computer equipment), motor vehicles, machinery, furniture, fixtures and fittings used by any Group Company;

'Tax', 'Taxes' or 'Taxation' means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature whenever and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges incidental or related to the imposition;

'Tax Act' means the Income Tax Assessment Act 1936 (Cth); and

'Trust Deed' means trust deed dated 17 November 1988 establishing the Fund.

Warranty 1
(Vendor's authority to sell)

 1.1    The Vendor is the registered holder and beneficial owner of the Shares.

 1.2 The Vendor is validly existing under the laws of its place of incorporation.

 1.3 The Vendor has the power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement.

 1.4 The Vendor has taken all necessary action to authorise its entry into and performance of this agreement and to carry out the transactions contemplated by this agreement.

 1.5 The obligations of the Vendor under this agreement are valid and binding and enforceable against it in accordance with their terms.

Warranty 2
(The Company)

 2.1    The Company:

      (a)   is accurately described in Schedule 1;

      (b) has full corporate power to own its properties, assets and business and to carry on the Business as now conducted; and

      (c) has good and marketable title to all of the assets included in the Accounts.

 2.2 No meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company and no receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed or (to the Vendor's knowledge) threatened to be appointed in relation to the Company or any part of its undertaking or assets.

Warranty 3
(Share capital)

 3.1    The issued shares of the Company:

      (a)   are held and beneficially owned by the Vendor and are paid up; and

      (b)   were all properly issued.

 3.2    There are no:

      (a)   securities convertible into shares of the Company;

      (b) options or other entitlements of any kind over any issued or unissued shares of the Company.

Warranty 4
(Financial statements)

   The Accounts:

      (a) disclose a true and fair view of the affairs, financial position and assets and liabilities of the Group as at the Accounts Date and of the income, expenses and results of operations of the Group for the financial year ended on the Accounts Date; and

      (b) were prepared in accordance with the Accounting Standards, the requirements of the Corporations Law and all other applicable laws and on a basis consistent with the audited accounts of the Group for the financial year preceding the financial year ended on the Accounts Date.

Warranty 5
(Liabilities)

 5.1 The Company has not given any guarantees, indemnities or letters of comfort.

 5.2 The Company has not granted or created any Encumbrance, debenture, finance lease or other third party interest.

Warranty 6
(No changes since Accounts Date)

 6.     Since the Accounts Date:

      (a) there has been no material adverse change in the assets, liabilities, turnover, earnings or financial condition of the Company;

      (b) no dividend or distribution of capital or income has been declared, made or paid in respect of any share capital of the Company whether of cash, specific assets or otherwise;

      (c) the Company has carried on the Business in the ordinary and usual course and has not entered into any contracts or arrangements other than in the ordinary course of carrying on the Business;

      (d) the Company has not incurred or undertaken any actual or contingent liabilities or obligations, including Taxation, except in the ordinary course of business;

      (e) the Company has not acquired or disposed of or dealt with any assets nor has it entered into any agreement or option to acquire or dispose of any assets other than in the normal course of business for full market value;

      (f) the Company has not paid or agreed to pay any retiring allowance, superannuation or benefit to any of its officers or employees except where the law requires it or in accordance with a superannuation or retirement scheme in force at the Accounts Date;

      (g) the rights attaching to any issued or unissued shares in the Company have not altered and no alteration has been made to the capital structure of the Company;

      (h) the Company has not implemented any new accounting or valuation method for its business, assets or property;

      (i) no loans have been made by the Company to employees, nor have any advances or loan money been accepted from any employees;

      (j) no resolutions have been passed by the members or directors of the Company except in the ordinary course of business of the Company and those necessary to give effect to this agreement.

Warranty 7
(Records)

 7.     The Records:

      (a)   are in the possession or under the control of the Company;

      (b) have been fully, properly and accurately kept and maintained and are up to date;

      (c) accurately record the details of all of the transactions, finances, assets and liabilities of the Company; and

      (d) as far as necessary, have been prepared in accordance with the requirements of the Corporations Law and the Accounting Standards.

Warranty 8
(Debts)

 8. All debts owed to the Company and to Westpac under the Receivables Purchase Agreement at Completion, less the amount of any provision for bad and doubtful debts made on a basis consistent with the provision for bad and doubtful debts in the Accounts, will be good and fully collectable in the ordinary course of business.

Warranty 9
(Taxation)

 9.1 The Company has paid, or the Accounts fully provide for, all Taxes which the Company is or may become liable to pay for the period up to and including the Accounts Date.

 9.2 The only liabilities for Tax of the Company arising in respect of the period after the Accounts Date and ending on the Completion Date will be liabilities arising out of the ordinary course of carrying on the Business.

 9.3 All Tax information required by law (including but not limited to records, returns, elections and notices) to be lodged or kept by the Company have been lodged with the appropriate authorities or kept as required.

 9.4 The Company is not involved in any audit of any of its Tax returns or any dispute with any Taxation authority responsible for the assessment and collection of Tax and the Vendor is not aware of any circumstances which may give rise to such an audit or dispute.

 9.5 The Company has maintained sufficient and accurate records and all other information required to support all Tax information which has been or may be lodged with any Taxation authority.

 9.6 The Company has lodged or supplied all information regarding Taxation matters as and when requested by a Taxation authority.

 9.7 Any information, notice, computation or return which has been submitted to a relevant authority by the Group in respect of any Taxation matter:

      (a) discloses all material facts which should be disclosed under any relevant Tax law; and

      (b)   has been submitted on time,

        and all copies of any information, notice, computation or return submitted to a relevant authority by the Group in respect of any Taxation matter which has been supplied by the Vendor or their advisers to the Purchaser or its advisers are true and complete copies of the originals.

 9.8 All liabilities for Group Tax or other tax payable in respect of employees' salaries or wages has been paid in full by the due date or dates.

Warranty 10

        (Ownership of assets)

 10.1 Except for the Intellectual Property Licences, those assets the subject of the Equipment Leases and as otherwise disclosed in this agreement, all of the property and assets included in the Accounts or which the Company uses in the conduct of the Business are legally and beneficially owned by the Company, free from Encumbrance.

Warranty 11
(Real property)

 11.1 The Property comprises all the land and buildings used by the Company. The Company does not own any real property.

 11.2 The Company beneficially owns the benefit of a valid and enforceable leasehold interest in the Leasehold Property under the Property Lease in accordance with the provisions of the Property Lease. The Property Lease has not been amended or modified and is not liable to forfeiture or termination through any act or omission of the Company.

 11.3 The Company has duly and punctually performed and is not in breach of any covenants, terms, conditions and other provisions of the Property Lease (including without limitation the permitted use of the Leased Property).

Warranty 12
(Contracts)

 12.1 The Company has duly performed and observed all its obligations, and the other parties have duly performed and observed all their obligations, under all contracts, arrangements or understandings to which the Company is a party.

 12.2 Each contract existing with respect to any receivable is in full force and effect and is valid, binding and enforceable in accordance with its terms.

Warranty 13
(Compliance with applicable laws)

 13.1 The Company has complied with all applicable laws (whether applicable to the conduct of the Business, the use of the Property and the other assets of the Company or in any other manner) and no contravention or allegation of any contravention of any applicable law is known to the Company or the Vendor.

 13.2   The Company:

      (a) holds all Licences necessary for the use of each Property and for the conduct of the Business; and

    (b) has complied with all terms, conditions and other provisions of or applicable to those Licences.

13.3 There are no minutes of directors meetings of the Company other than those provided by the Purchaser to the Vendor for inspection prior to execution of this agreement.

Warranty 14
(Litigation)

14.1 Neither the Company nor any person for whose acts or defaults the Company may be vicariously liable is involved in any claim, litigation, prosecution or arbitration in any court, tribunal or otherwise with an indicative value in excess of $100,000 which have been brought other than in the ordinary course of business.

14.2 There are no unsatisfied judgments, awards, claims or demands against the Company.

Warranty 15
(Superannuation and employee benefits)

15.1 Except for its commitments to contribute to the Fund, the Company has no obligation, liability or duty to make any payment to any person in respect of any superannuation, retirement benefit, disability benefit, pension, annuity, life assurance scheme or similar benefit or arrangement for the benefit of any present or former director or employee of the Company or their respective dependants.

15.2  The Fund is established under the Trust Deed.

15.3 The Company has complied in all material respects with all of its obligations under and in respect of the Trust Deed, including making all contributions to the Fund required to be made under the Trust Deed, under any employment agreement or arrangement or by law. There is no outstanding liability of the Company in respect of the Fund and the Fund is fully funded to meet all potential claims for benefits by the members of the Fund.

15.4 Full and proper records and accounts of the Fund have been kept, are up-to-date, and disclose a true and fair view of the affairs of the Fund.

15.5 Neither the Company nor the trustees of the Fund have received notice of any claim or dispute in relation to the Fund.

15.6 The transfer of Shares to the Purchaser under this agreement will not cause an increase in the obligations of the Company to make contributions to the Fund.

Warranty 16
(Employees)

16.1 Except as disclosed in Schedule 7 (Disclosures against warranties), all contracts of employment to which the Company is a party can be terminated by the Company by notice of 30 days or less.

16.2 The Company has complied in all material respects with all contractual, statutory, legal and fiscal obligations of and in relation to its employment of its employees, including without limitation all withholding obligations, all codes of practice, collective agreements and awards.

16.3 The Company does not operate any bonus, profit share or employee incentive plans or schemes for its employees or officers.

Warranty 17
(Conduct of business)

      To the knowledge of the Vendor, no practice carried on by the Company or contract, arrangement or understanding to which the Company is a party:

      (a) is or should be notified or authorised under the Trade Practices Act 1974 or is or has been the subject of an inquiry under that Act; or

      (b) infringes any other competition, anti-restrictive trade practice, anti-trust or other consumer protection or environmental laws applicable to the Company in Australia.


Warranty 18
(Subsidiary)

18.1  No Group Company:

    (a) holds or beneficially owns shares or other securities in the capital of another company (except for the shares held in the Subsidiary);

    (b) has agreed to buy any securities in any other Australian or overseas company; and

    (c) is or has agreed to become a member of any partnership, unincorporated association, joint venture or consortium.

18.2 The issued shares of the Subsidiary are held and beneficially owned and are paid up as set out in part 2 (Details of Subsidiary) of Schedule 1 and were properly issued, and those shares comprise all of the issued shares of th e Subsidiary.

Warranty 19
(Accuracy of disclosed information)

    All:

    (a) factual statements which the Vendor, the Company or any of their respective employees, agents or advisers have given to the Purchaser or its advisers relating to the Business, activities, affairs, assets and liabilities of the Company; and

    (b) facts in the recitals and schedules relating to the Vendor, the Company or the Business,

    are accurate in all material respects except as updated by factual statements subsequently provided.

                                  SCHEDULE 5

                         INTELLECTUAL PROPERTY RIGHTS
                           (Schedule 4 (Warranties))



Copyright and confidential information

Copyright and confidential information in all databases, source codes, software, methodologies, manuals, artwork and advertising materials used in the Business or by any Group Company.

Intellectual Property Licences

The benefit of any computer software licences granted to any Group Company:

                                  SCHEDULE 6

                                   PROPERTY
                          (clause 1.1 (Definitions))



LEASEHOLD PROPERTY AND PROPERTY LEASE

Leasehold Property:   Level 2,244 Pitt Street, Sydney
Term:                 Monthly tenancy